Exhibit 32

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Florida Rock Industries, Inc.

                                 JOHN D. BAKER II
                                 John D. Baker II
                                  President and Chief Executive
                                   Officer

                                 JOHN D. MILTON, JR.
                                 John D. Milton, Jr.
                                  Executive Vice President,
                                   Treasurer and Chief Financial
                                   Officer

  		                 WALLACE A. PATZKE, JR.
                                 Wallace A. Patzke, Jr.
                                  Vice President, Controller and
                                    Chief Accounting Officer

A signed original of this written statement required by Section
906 has been provided to Florida Rock Industries, Inc., and will be retained by Florida Rock Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer's Quarterly
Report on Form 10-Q and is not filed as provided in SEC Release
Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2007.